Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of LiveWire Group, Inc.:

1.Form S-3 No. 333-289699;
2.Form S-3 No. 333-268003, and
3.Form S-8 No. 333-268572;

of our report dated February 21, 2025, with respect to the consolidated financial statements of LiveWire Group, Inc. included in this Annual Report (Form 10-K) of LiveWire Group, Inc. for the year ended December 31, 2025.

/s/ Ernst & Young LLP
Milwaukee, Wisconsin
February 20, 2026